Exhibit (f)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, Roy S. Herbst, M.D., Ph.D., hereby constitutes and appoints Bahija Jallal, Ph.D. and Brian Di Donato, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-6 (File No. 333-252487), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

By:	/s/ Roy S. Herbst, M.D., Ph.D.
Name: Roy S. Herbst, M.D., Ph.D.
Date: February 2, 2021